Exhibit 1.1

REATA PHARMACEUTICALS, INC.

Class A Common Stock
($0.001 par value per share)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

November 9, 2017

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, Maryland 21202

Ladies and Gentlemen:

Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), as sales agent and/or principal (“Agent”), shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 on the terms set forth in Section 2 of this At-The-Market Equity Offering Sales Agreement (the “Agreement”).  The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

Section 1.  Representations and Warranties.  The Company represents and warrants to the Agent that, as of the date that the Company elects by notice to the Agent to have the Agent commence offerings of the Shares pursuant to this Agreement (the “Commencement Time”) and on each Representation Date (as defined in Section 3(k) below), each Applicable Time (as defined in Section 18 below), and each Settlement Date (as defined in Section 2(a) below):

(a)Compliance with Registration Requirements.  The Company has prepared and filed with the Commission a registration statement, including a related Base Prospectus, under the 1933 Act, on Form S-3 (File No. 333-218915), in respect of the Company’s Common Stock (including the Shares) (collectively, the “Securities”), and any pre-effective amendment thereto.  Such Registration Statement has become effective. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Commencement Time. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The Company has prepared and filed with the Commission the Prospectus Supplement to the Base Prospectus specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, or the Prospectus, as the case may be, deemed to be incorporated therein by reference. To the extent that the Company elects to file a successor registration statement with respect to the Shares, after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

At the Commencement Time, on each Effective Date, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the 1933 Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Commencement Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the 1933 Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Agent specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

At the Commencement Time, at each Applicable Time and at each Settlement Date, the General Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(b)Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the 1934 Act and, when read together with the other information in the Registration Statement and the Prospectus at the Commencement Time and at the time the Prospectus was issued, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)Independent Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the rules and regulations thereunder.

(d)Financial Statements.  The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); provided that unaudited interim financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required by GAAP.

(e)No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”),  (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which

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are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(f) Good Standing of the Company and its Subsidiaries.  Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(g)Capitalization.  The shares of issued and outstanding Common Stock and shares of issued and outstanding Class B common stock, par value $0.001 (the “Class B Common Stock”), have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is listed on the Nasdaq Global Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration or listing of the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(h)Capitalization of Subsidiaries. All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(i) Authorization of Agreements.  This Agreement has been, and any Terms Agreement will be, duly authorized, executed, and delivered by the Company.

(j)Authorization and Description of Securities.  The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non‑assessable. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(k)Absence of Defaults and Conflicts.  Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii)  any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not reasonably be expected to have a Material Adverse Effect.

(l)Absence of Labor Dispute.  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

(m)Absence of Proceedings.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect.

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(n)Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(o)Possession of Intellectual Property.  The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property  necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, the General Disclosure Package and Prospectus to be conducted (collectively, the “Intellectual Property”).  Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (i)  there are no rights of third parties to any such Intellectual Property; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; except, in the case of clauses (i) through (vi) above, as would not reasonably be expected to have a Material Adverse Effect.

(p)Absence of Further Requirements.  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been made or obtained under the 1933 Act and such as may be required under the 1934 Act, FINRA and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agent in the manner contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus.

(q)Absence of Manipulation.The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)Possession of Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, or to permit all clinical and nonclinical studies and trials conducted by or on behalf of the Company, including, without limitation, all necessary United States Food and Drug Administration (“FDA”) and applicable foreign regulatory agency approvals, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are not in violation of, or in default under, any such Permit, except where such violation or default would not reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries have not received notice of any revocation or modification of any such Permit and do not have any reason to believe that any such Permit will not be renewed in the ordinary course, in each case which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  The Company has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws (as defined below) or (B) any Permits required by any such Applicable Laws, in each case which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

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(s)Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(t)Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Registration Statement, General Disclosure Package or the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(u)Registration Rights.  Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(v)Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and its subsidiaries’ internal controls over financial reporting are effective at a reasonable assurances level and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

The Company and its consolidated Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(w)S-3 Eligibility.  (A)(i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13(a) or 15(d) of the 1934 Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the 1933 Act and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(x)No Commissions.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(y)Deemed Representation.  Any certificate signed by any officer of the Company delivered to the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

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(z)Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aa)Payment of Taxes.  The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(bb)Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as it reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(cc)Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, where required, the Company has obtained the written consent to the use of such data from such sources.

(dd)Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)Money Laundering Laws.The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or

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50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”),  (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”)  or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(gg) Compliance with Applicable Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, the Company and its subsidiaries (i) are and at all times have been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs, and comparable state laws, regulations relating to Good Clinical Practices, Good Laboratory Practices and Good Manufacturing Practices and all other local, state, federal, national and foreign laws, and final administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”); (ii) have not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and is not in violation of any term of any such Authorizations; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority; except, in the case of clauses (i) through (vii), as would not reasonably be expected to have a Material Adverse Effect.

(hh) Clinical and Nonclinical Studies. The clinical trials and nonclinical studies conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries has participated, that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory

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agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices. The descriptions in the Registration Statement, the General Disclosure Package or the Prospectus of the results of the studies and trials described therein are accurate and complete and fairly present in all material respects the data derived from such studies and trials. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have no knowledge of any other studies or trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) the Company and its subsidiaries have not received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any clinical trials or nonclinical studies that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus, and (iii) there are no reasonable grounds for same.

(ii) Facilities and Operations. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

Section 2.  Sale and Delivery of Shares.

(a)Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares.  Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the 1933 Act.

(i)  The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that (A) is a  trading day for the Nasdaq (other than a day on which the Nasdaq is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”), (B) that the Company has satisfied its obligations under Section 6 of this Agreement and (C) that the Company has instructed the Agent to make such sales.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or securityholders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which Stifel Nicolaus is acting for the Company in a capacity other than as Agent under this Agreement.  On any Trading Day, the Company, through its Chief Executive Officer, Chief Financial Officer, or Chief Legal Officer (each, an “Authorized Representative”), may instruct the Agent by telephone (confirmed promptly by telecopy or email to each of the authorized individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company.

(ii) The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by each of the Agent and the Company pursuant to a Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

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(iii)  Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Company’s board of directors or a duly authorized committee thereof, and notified to the Agent in writing.  The Agent shall not make any sales or offers to sell Shares before the Commencement Time.  In addition, the Company may, upon notice to the Agent, suspend the offering of the Shares, or the Agent may, upon notice to the Company, suspend the offering of the Shares with respect to which the Agent is acting as sales agent, for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.  Any notice given pursuant to the preceding sentence, and the Company’s notice of the Commencement Time, may be given by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged).

(iv)  The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be equal to up to 3% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Section 2(a).  The Company may sell Shares to the Agent, acting as principal, at a price agreed upon with the Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement, in which case, for the avoidance of doubt, the foregoing rate shall not apply.  The remaining proceeds after the foregoing compensation payable to the Agent and after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).  The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. The Agent shall provide statements to the Company from time to time reflecting the gross sales price of Shares, Agent compensation and any Transaction Fees.

(v)  If acting as a sales agent hereunder, the Agent shall provide written confirmation to the Company following the close of trading on the Nasdaq, each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.

(vi)Settlement for sales of Shares pursuant to this Section 2(a) will occur on the second Business Day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares.  Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.

(vii) The Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 2(a), other than as shall be permitted by law and agreed upon by the Company and the Agent.

(viii)At each Applicable Time, Settlement Date and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date.  Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of

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the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)Notwithstanding any other provision of this Agreement, the Company and the Agent agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

Section 3.  Covenants.   The Company agrees with the Agent:

(a)During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), to make no further amendment or any supplement to the Registration Statement or the Prospectus (other than any amendment or supplement which does not relate to the sale of the Shares and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the 1934 Act) unless the Company has furnished to the Agent a copy for their review a reasonable time period prior to filing and will not file any such proposed amendment or supplement to which the Agent reasonably objects. At the Commencement Time, the Company will have filed the Prospectus, in a form approved by the Agent, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Commencement Time and will cause  any supplement to the Prospectus to be properly completed, in a form approved by the Agent, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agent of such timely filing. The Company will promptly advise the Agent (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the 1933 Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agent, as soon as practicable after the Commencement Time, and thereafter from time to time furnish to the Agent, electronic copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act.

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(d) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(e)To make generally available to its securityholders as soon as practicable an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(f)To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.

(g)In connection with the offering and sale of the Shares, the Company will file with the Nasdaq all documents and notices, and make all certifications, required by the Nasdaq of companies that have securities that are listed or quoted on the Nasdaq and will maintain such listings or quotations.

(h)To not take, directly or indirectly, and to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)At each Applicable Time, each Settlement Date, and each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement (except that such representations, warranties, covenants and other agreements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(j) In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement, the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(k)Upon commencement of the offering of Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time after the Commencement Time that (i) the Shares are delivered to the Agent as principal pursuant to a Terms Agreement  (ii) the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement filed pursuant to Section 3(a) hereof, (3) any amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein (other than any current reports on Form 8-K that contain financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” instead of “furnished” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)),  (iii) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q,  or (iv) otherwise as the Agent may reasonably request (such commencement or recommencement date and each such date referred to in clauses (i), (ii), (iii), and (iv), excluding any date occurring during the suspension of sales hereunder, a “Representation Date”), the Company will furnish or

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cause to be furnished within two (2) Business Days thereafter to the Agent a certificate in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agent are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. The requirement to provide a certificate under this Section 3(k) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to the Agent to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to the Agent to sell Shares pursuant to Section 2(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to provide a certificate under this Section 3(k) notwithstanding the fact that no instruction by the Company to the Agent to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 3(j), then before the Company delivers an instruction pursuant to Section 2(a) or the Agent sells any Shares, the Company shall provide the Agent with a certificate of the same tenor as the certificate referred to in Section 6(e) of this Agreement.

(l)Upon commencement of the offering of Shares under this Agreement and within two (2) Business Days after each Representation Date, the Company will furnish or cause to be furnished to the Agent the written opinion and letter of Vinson & Elkins LLP, counsel to the Company (“Company Counsel”) or other counsel reasonably satisfactory to the Agent, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agent, of the same tenor as the opinions and letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agent shall furnish such Agent with a letter substantially to the effect that the Agent may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(m)Upon commencement of the offering of Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales as contemplated herein), and within two (2) Business Days after each time after the Commencement Time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Agent as principal pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Agent’s request and upon reasonable advance notice to the Company (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, an “Auditor Representation Date”), there is filed with the Commission any document which contains financial information incorporated by reference into the Prospectus, the Company will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agent (the “Accountants”), to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. The requirement to provide a letter or letters under this Section 3(m) shall be waived for any Auditor Representation Date occurring at a time at which no instruction by the Company to the Agent to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to the Agent to sell Shares pursuant to Section 2(a) hereof (which for such calendar quarter shall be considered an Auditor Representation Date) and the next occurring Auditor Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to cause the Accountants to provide the Agent a letter or letters

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under this Section 3(m) notwithstanding the fact that no instruction by the Company to the Agent to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following an Auditor Representation Date when the Company relied on such waiver and did not cause the Accountants to provide the Agent with a letter or letters under this Section 3(l), then before the Company delivers an instruction pursuant to Section 2(a) or the Agent sells any Shares, the Company shall cause the Accountants to furnish the Agent a letter or letters, dated the date of the Auditor Representation Date, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 6(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(n)The Company consents to Stifel Nicolaus trading in the Company’s Common Stock for Stifel Nicolaus’ own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(o)If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(p)Within two (2) Business Days after each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Agent, which shall include representatives of the management and the independent accountants of the Company.  The Company will cooperate timely with any reasonable due diligence review conducted by or on behalf of the Agent from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(q)The Company will not, without (i) giving the Agent at least three (3) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8, or any post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) conversion of shares of the Company’s Class B Common Stock into shares of Common Stock pursuant to the Company’s Certificate of Incorporation, (y) the Shares to be offered and sold through the Agent pursuant to this Agreement or any Terms Agreement and (z) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

Section 4.  Free Writing Prospectus.

(a)     (i)The Company represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus; and

(ii) the Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus required to be filed with the Commission.

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(b)The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5.  Payment of Expenses. The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing or quoting the Shares on the Nasdaq; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (viii) the reasonable fees and disbursements of counsel to the Agent in an aggregate amount not to exceed $50,000 (which amount shall include all fees and disbursements of such counsel described in clauses (iii) and (iv) above) and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Such expenses set forth in clauses (iii), (iv) and (viii) above shall invoiced in statements from the Agent to the Company, with payment to be made by the Company promptly after its receipt thereof. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

Section 6.  Conditions of Agent’s Obligation.  The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the Commencement Time, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the Commencement Time and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.

(b)On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agent, Duane Morris LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

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(c)On every date specified in Section 3(l) hereof and on such other dates as reasonably requested by the Agent, Vinson & Elkins LLP, counsel for the Company, shall have furnished to the Agent a written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agent.

(d)At the dates specified in Section 3(m) hereof and on such other dates as reasonably requested by the Agent, the independent accountants of the Company who have certified the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)Prior to commencement of the offering of Shares under this Agreement, the Agent shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agent.

(f)Prior to commencement of the offering of Shares under this Agreement, Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, shall have furnished to the Agent a written opinion or opinions, in form and substance reasonably satisfactory to the Agent.

(g)Prior to commencement of the offering of Shares under this Agreement, Parker Highland PLLC, intellectual property counsel for the Company, shall have furnished to the Agent a written opinion or opinions, in form and substance reasonably satisfactory to the Agent.

(h)Prior to commencement of the offering of Shares under this Agreement, Schwegman Lundberg & Woessner, P.A., intellectual property counsel for the Company, shall have furnished to the Agent a written opinion or opinions, in form and substance reasonably satisfactory to the Agent.

(i) (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agent, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(k) and on such other dates as reasonably requested by Agent, the Agent shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(j)Since the date of the latest audited financial statements then included or incorporated by reference in the General Disclosure Package and the Prospectus, no Material Adverse Effect shall have occurred.

(k)The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(l)On or around each date specified in Section 3(p) and on such dates as reasonably requested by the Agent, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

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(m)All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(n)The Shares shall have received approval for listing or quotation on the Nasdaq prior to the first Settlement Date.

(o)Prior to any Settlement Date, the Company shall have furnished to the Agent such further information, documents or certificates as the Agent may reasonably request.

Section 7.  Indemnification.

(a)The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by the Agent expressly for use therein.

(b)The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel

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(including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Agent with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of the Agent and to each person, if any, who controls the Agent within the meaning of the 1933 Act and each broker dealer affiliate of the Agent; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

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Section 8.  Representations, Warranties and Agreements to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering), (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7,  Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares by Stifel Nicolaus on the terms and subject to the conditions set forth herein except any termination pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect.

(d)This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15  of this Agreement shall remain in full force and effect.

(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(f)In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the Commencement Time or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in

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any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the American Stock Exchange or the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

Section 11.  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to Stifel Nicolaus shall be delivered or sent by mail, telex or facsimile transmission to:

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Fax No.  (443) 224-1273
Attention: Syndicate Department

with copies (which shall not constitute notice) to:

Duane Morris LLP

One Riverfront Plaza

1037 Raymond Boulevard

Newark, NJ 07102

Attention: James T. Seery

e-mail jtseery@duanemorris.com

and if to the Company to:

Reata Pharmaceuticals, Inc.

2801 Gateway Drive, Suite 150

Irving, TX 75063

Attention: Jason Wilson, Chief Financial Officer

with copies (which shall not constitute notice) to:

Vinson & Elkins LLP

3700 Trammell Crow Center

2001 Ross Avenue

Dallas, TX 75201

Attention: Robert L. Kimball

Email: rkimball@velaw.com

Any such statements, requests, notices or agreements shall take effect upon receipt thereof. Notwithstanding anything to the contrary herein, any instruction to sell Shares pursuant to this Agreement shall be made by an Authorized Representative to the authorized individuals for the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time, in the manner described in Section 2(a)(i) hereof.

Section 12.  Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers, directors, employees, attorneys and agents of the Company and the Agent and each person who controls the Company or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

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Section 13.  Time of the Essence.  Time shall be of the essence of this Agreement.

Section 14.  Waiver of Jury Trial.  The Company and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16.  Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17.   Severability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.   Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“1933 Act” shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any offered Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“General Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the public offering price of Shares sold at the relevant Applicable Time and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

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“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Commencement Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

[Signature pages follow]

Schedule 1

Very truly yours,

REATA PHARMACEUTICALS, INC.

By: /s/ Jason D. Wilson

Name: Jason D. Wilson

Title:   Chief Financial Officer

Signature Page

At-the-Market Equity

Offering Sales Agreement

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: /s/ Daniel J. Covatta

Name:  Daniel J. Covatta

Title:    Managing Director

Signature Page

At-the-Market Equity

Offering Sales Agreement

Schedule 2

Notice Parties

Agent

Daniel Covattadcovatta@stifel.com

Mark Whitewhitem@stifel.com

Schedule 1

Annex 1

REATA PHARMACEUTICALS, INC.

Class A Common Stock
($0.001 par value per share)

TERMS AGREEMENT

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, MD 21202

Attn: Syndicate Department

Ladies and Gentlemen:

Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated November 9, 2017 (the “Sales Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”).

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

[Signature pages follow]

Very truly yours,

REATA PHARMACEUTICALS, INC.

By:

Name:

Title:

Signature Page

Terms Agreement

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:

Name:

Title:

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Schedule I Title of Purchased Securities [and Additional Securities]:
Common Stock

Number of Purchased Securities:

[Number of Additional Securities:]

[Price to Public:]

Purchase Price to the Agent:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Sales Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
(1) The opinions referred to in Section 6(b).

(2)  The opinion referred to in Section 6(c).
(3)  The accountants’ letter referred to in Section 6(d).
(4)  The officers’ certificate referred to in Section 6(e).
(5)  Such other documents as the Agent shall reasonably request.

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